EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q for the quarterly period ended September 30, 2013 of eRoomSystem Technologies, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Gestetner, President, Chief Executive Officer, Secretary, and Chairman of the Board of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 14, 2013

/s/ David A. Gestetner
David A. Gestetner
President, Chief Executive Officer, Secretary, and Chairman of the Board
(Principal Executive, Financial, and Accounting Officer)